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                                                                    EXHIBIT 23.4

                            CONSENT OF STEVENS & CO.

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                          CONSENT OF STEVENS & COMPANY



         We have acted in an advisory capacity for Wayne Bancorp, Inc. ("Wayne") in connection with identifying and evaluating possible merger partners for Wayne. We consent to the use of our name in the Registration Statement and Proxy Statement as it appears in the "Background of Merger" section of the Registration Statement and Proxy Statement.


                                      Stevens & Company

                                      /s/ Charles Stevens
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                                      Charles Stevens


                                      February 8, 1999
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                                      Date